Exhibit 99.B(d)(76)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

SEI INSTITUTIONAL MANAGED TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional Managed Trust between SEI Investments Management Corporation (the “Adviser”) and SSGA Funds Management, Inc. (the “Sub-Adviser”) is made effective as of the 23 day of June, 2015.

WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of July 6, 2007 (the “Agreement”), as amended on September 15. 2014; and

WHEREAS, the parties desire to amend certain provisions and Schedules of the Agreement.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.             Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.             Unless otherwise set forth herein. all provisions of the Agreement shall remain in effect.

3.             Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A. attached hereto.

4.             Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B, attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation		SSGA Funds Management, Inc.

By:	/s/ William T. Lawrence	By:	/s/ Ellen M. Needham

Name: William T. Lawrence		Name: Ellen M. Needham

Title: Vice President		Title: President

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
SSGA Funds Management, Inc.

As of July 6, 2007, as amended September 15, 2014 and June 23, 2015

SEI Institutional Managed Trust

S&P 500 Index Fund

Multi-Asset Income Fund

Dynamic Asset Allocation Fund

SEI Investments Management Corporation		SSGA Funds Management, Inc.

By:	/s/ William T. Lawrence	By:	/s/ Ellen M. Needham

Name: William T. Lawrence		Name: Ellen M. Needham

Title: Vice President		Title: President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

SSGA Funds Management, Inc.

As of July 6, 2007, as amended September 14, 2014 and June 23, 2015

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		SSGA Funds Management, Inc.

By:	/s/ William T. Lawrence	By:	/s/ Ellen M. Needham

Name: William T. Lawrence		Name: Ellen M. Needham

Title: Vice President		Title: President